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                                                                    EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS


         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of National-Oilwell, Inc. for the registration of 800,000 shares of its common stock and to the incorporation by reference therein of our report dated November 3, 1995, except as to Note 1 which is as of September 25, 1997, with respect to the consolidated financial statements of National-Oilwell, Inc., included in its Current Report (Form 8-K) dated November 7, 1997 filed with the Securities and Exchange Commission.


                                                Coopers & Lybrand
                                                Chartered Accountants

Edmonton, Alberta
December 30, 1997